HUGHES SUPPLY, INC. 1997 EXECUTIVE STOCK PLAN

                        SECTION 1. BACKGROUND AND PURPOSE

     The name of this Plan is the Hughes Supply, Inc. 1997 Executive Stock Plan (the "Plan"). The purpose of this Plan is to promote the interest of the Company and its Subsidiaries through grants to Key Employees of Options to purchase Stock, grants of stock appreciation rights and grants of Restricted Stock in order (1) to attract and retain Key Employees, (2) to provide an additional incentive to each Key Employee to work to increase the value of Stock and (3) to provide each Key Employee with a stake in the future of the Company which corresponds to the stake of each of the Company's shareholders.

                             SECTION 2. DEFINITIONS

     Each term set forth in this Section 2 shall have the meaning set forth opposite such term for purposes of this Plan and, for purposes of such definitions, the singular shall include the plural and the plural shall include the singular.

     2.1 Board - means the Board of Directors of the Company.

     2.2 Change in Control - means the first to occur of the following events:

          (i) any person (as defined in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d) and 14(d) thereof), excluding the Company, any Subsidiary and any employee benefit plan sponsored or maintained by the Company or any Subsidiary (including any trustee of such plan acting as trustee) (the Company, all Subsidiaries, and such employee benefit plans and trustees acting as trustees being hereafter referred to as the "Company Group"), but including a 'group' defined in Section 13(d)(3) of the Exchange Act (a "Person"), becomes the beneficial owner of shares of the Company having at least thirty percent (30%) of the total number of votes that may be cast for the election of directors of the Company (the "Voting Shares"); provided that no Change in Control will occur as a result of an acquisition of stock by the Company Group which increases, proportionately, the stock representing the voting power of the Company, and provided further that if such person or group acquires beneficial ownership of stock representing more than thirty percent (30%) of the voting power of the Company by reason of share purchases by the Company Group, and after such share purchases by the Company Group acquires any additional shares representing voting power of the Company, then a Change in Control shall occur;

          (ii) the shareholders of the Company shall approve any merger or other business combination of the Company, sale of the Company's assets or combination of the foregoing transactions (a "Transaction") other than a Transaction involving only the Company

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     and one or more of its subsidiaries, or a Transaction immediately following which the shareholders of the Company immediately prior to the Transaction continue to have a majority of the voting power in the resulting entity excluding for this purpose any shareholder owning directly or indirectly more than ten per cent (10%) of the shares of the other company involved in the merger; or

          (iii) within any 24-month period, the persons who are directors of the Company immediately before the beginning of such period (the "Incumbent Directors") shall cease (for any reason other than death) to constitute at least a majority of the Board or the board of directors of any successor to the Company, provided that any director who was not a director as of the effective date of this Plan shall be deemed to be an Incumbent Director if such director was elected to the Board by, or on the recommendation of or with the approval of, at least two-third of the directors who were then qualified as Incumbent Directors either actually or by prior operation of this clause (iii); and provided further that any director elected to the Board to avoid or settle a threatened or actual proxy contest shall in no event be deemed to be an Incumbent Director.

     2.3 Code - means the Internal Revenue Code of 1986, as amended.

     2.4 Committee - means the Compensation Committee of the Board to which the responsibility to administer this Plan is delegated by the Board and which shall consist of at least two members of the Board all of whom are "outside directors" within the meaning of Code Section 162(m).

     2.5 Company - means Hughes Supply, Inc., a Florida company, and any successor to such corporation.

     2.6 "Disability" - has the same meaning as provided in the long-term disability plan or policy maintained or, if applicable, most recently maintained, by the Company or, if applicable, any affiliate of the Company for the Key Employee. If no long-term disability plan or policy was ever maintained on behalf of the Key Employee or, if the determination of Disability relates to an ISO, Disability shall mean that condition described in Code Section 22(e)(3), as amended from time to time. In the event of a dispute, the determination of Disability shall be made by the Board and shall be supported by advice of a physician competent in the area to which such Disability relates.

     2.7 Exchange Act - means the Securities Exchange Act of 1934, as amended.

     2.8 Fair Market Value - refers to the determination of value of a share of Stock. If the Stock is actively traded on any national securities exchange or any Nasdaq quotation or market system, Fair Market Value shall mean the closing price at which sales of Stock shall have been sold on the most recent trading date immediately prior to the date of termination, as reported by any such exchange or system selected by the Committee on which the shares of Stock are then traded. If the shares of Stock are not actively traded on any such exchange or

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system,  Fair Market Value shall mean the  arithmetic  mean of the bid and asked prices for the shares of Stock on the most recent trading date within a reasonable period prior to the determination date as reported by such exchange or system. If there are no bid and asked prices within a reasonable period or if the shares of Stock are not traded on any exchange or system as of the determination date, Fair Market Value shall mean the fair market value of a share of Stock as determined by the Committee taking into account such facts and circumstances deemed to be material by the Committee to the value of the Stock in the hands of the Key Employee; provided that, for purposes of granting awards other than ISOs, Fair Market Value of a share of Stock may be determined by the Committee by reference to the average market value determined over a period certain or as of specified dates, to a tender offer price for the shares of Stock (if settlement of an award is triggered by such an event) or to any other reasonable measure of fair market value and provided further that, for purposes of granting ISOs, Fair Market Value of a share of Stock shall be determined in
accordance   with  the  valuation   principles   described  in  the  regulations
promulgated under Code Section 422.

     2.9 ISO - means an option granted under this Plan to Purchase Stock which is evidenced by an Option Agreement which provides that the option is intended to satisfy the requirements for an incentive stock option under Section 422 of the Code.

     2.10 Key Employee - means any employee of the Company or any Subsidiary who, in the judgment of the Committee acting in its absolute discretion, is a key to the success of the Company or such Subsidiary.

     2.11 NQO - means an option granted under this Plan to purchase Stock which is evidenced by an Option Agreement which provides that the option shall not be treated as an incentive stock option under Section 422 of the Code.

     2.12 Option - means an ISO or a NQO.

     2.13 Option Agreement - means the written agreement or instrument which sets forth the terms of an Option granted to a Key Employee under Section 7 of this Plan.

     2.14 Option Price - means the price which shall be paid to purchase one share of Stock upon the exercise of an Option granted under this Plan.

     2.15 Parent Corporation - means any corporation which is a parent of the Company within the meaning of Section 424(e) of the Code.

     2.16 Plan - means the Hughes Supply, Inc. 1997 Executive Stock Plan, as amended from time to time.

     2.17 Restricted Stock - means Stock granted to a Key Employee under Section 8 of this Plan.

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     2.18 Restricted Stock Agreement - means the written agreement or instrument which sets forth the terms of a Restricted  Stock grant to a Key Employee  under
Section 8 of this Plan.

     2.19 Rule 16b-3 - means the exemption under Rule 16b-3 to Section 16(b) of the Exchange Act or any successor to such rule.

     2.20 Stock - means the One Dollar ($1.00) par value common stock of the Company.

     2.21 SAR - means a right which is granted pursuant to the terms of Section 7 of this Plan to the appreciation in the Fair Market Value of a share of Stock in excess of the SAR Share Value for such a share.

     2.22 SAR - Agreement means the written agreement or instrument which sets forth the terms of a SAR granted to a Key Employee under Section 7 of this Plan.

     2.23 SAR Share Value - means the figure which is set forth in each SAR Agreement and which is no less than the Fair Market Value of a share of Stock on the date the related SAR is granted.

     2.24 Subsidiary - means any corporation which is a subsidiary corporation (within the meaning of Section 424(f) of the Code) of the Company except a corporation which has subsidiary corporation status under Section 424(e) of the Code exclusively as a result of the Company or its subsidiary holding stock in such corporation as a fiduciary with respect to any trust, estate, conservatorship, guardianship or agency.

     2.25 Ten Percent Shareholder - means a person who owns (after taking into account the attribution rules of Section 424(d) of the Code) more than ten percent of the total combined voting power of all classes of stock of either the Company, a Subsidiary or a Parent Corporation.


                      SECTION 3. SHARES RESERVED UNDER PLAN

     There shall be 500,000 shares of Stock reserved for use under this Plan. All such shares of Stock shall be reserved to the extent that the Company deems appropriate from authorized but unissued shares of Stock and from shares of Stock which have been reacquired by the Company. Furthermore, any shares of Stock subject to an Option which remain unissued after the cancellation, expiration or exchange of such Option and any Restricted Shares which are forfeited thereafter shall again become available for use under this Plan, but any shares of Stock used to satisfy a withholding obligation under Section 14.3 shall not again become available for use under this Plan. The exercise of a SAR or a surrender right in an Option with respect to any shares of Stock shall be treated for purposes of this Section 3 the same as the exercise of an Option for the same number of shares of Stock.

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                            SECTION 4. EFFECTIVE DATE

     This Plan shall be effective on __________________,1997, provided the shareholders of the Company (acting at a duly called meeting of such shareholders) approve this Plan within twelve (12) months after such date and such approval satisfies the requirements for shareholder approval under Code
Section 422(b)(l) and Code Section 162(m). Any Restricted Stock, any Option, and any SAR granted under this Plan before such shareholder approval automatically shall be granted subject to such shareholder approval.


                              SECTION 5. COMMITTEE

     This Plan shall be administered by the Committee. The Committee acting in its absolute discretion shall exercise such powers end like such action as expressly called for under this Plan arid, further, the Committee shall have the power to interpret this Plan and (subject to Section 11, Section 12 and Section
13) to take such other action in the administration and operation of this Plan as the Committee deems equitable under the circumstances, which action shall be binding on the Company, on each affected Key Employee and on each other person directly or indirectly affected by such action. The Committee shall use its best efforts to grant Options, SARs and Restricted Stock under this Plan to a Key Employee which will quality as "performance-based compensation" for purposes of
Section 162(m) of the Code, except where the Committee deems that the Company's interests when viewed broadly will be better served by a grant which is free of the conditions required to so qualify any such grant for purposes of Section 162(m) of the Code.


                             SECTION 6. ELIGIBILITY

     Only Key Employees shall be eligible for the grant of Options, SARs or Restricted Stock under this Plan.


                           SECTION 7. OPTIONS AND SARS

     7.1 Options. The Committee acting in its absolute discretion shall have the right to grant Options to Key Employees under this Plan from time to time to purchase shares of Stock. Each grant of an Option shall be evidenced by an Option Agreement, and each Option Agreement shall set forth whether the Option is an ISO or a NQO and shall set forth such other terms and conditions of such grant as the Committee acting in its absolute discretion deems consistent with the terms of this Plan.

     7.2 $100.000 Limit. The aggregate Fair Market Value of ISOs granted to a Key Employee under this Plan and Incentive stock options granted to such Key Employee under any other stock option plan adopted by the Company, a Subsidiary or a Parent Corporation which

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first  become  exercisable  in any  calendar  year  shall not  exceed  $100,000;
provided, however, that if the limitation is exceeded, the ISOs which cause the limitation to be exceeded will be treated as NQOs. Such Fair Market Value figure shall be determined by the Committee on the data the ISO or other incentive stock option is granted, and the Committee shall interpret and administer the limitation set forth in this Section 7.2 in accordance wit Section 422(d) of the Code.

     7.3 Share Limitation. A Key Employee may be granted in any calendar year one or more Options, or one or more SARs, or one or more Options and SARS in any combination which, individually or in the aggregate, relate to no more than 15,000 shares of Stock.

     7.4 Option Price. Subject to adjustment in accordance with Section 11, the Option Price for each share of Stock subject to an Option must be set forth in the applicable Option Agreement, but in no event shall it be less than the Fair Market Value of a share of Stock on the date the Option is granted. With respect to each grant of an ISO to a Key Employee who is a Ten Percent Shareholder, the Option Price must not be less than 110% of the Fair Market Value of a share of Stock as of the date the Option is granted. The Option Price may not be amended or modified after the grant of the Option, and an Option may not be surrendered in consideration of or exchanged for a grant of a new Option having an Option Price below that of the Option which was surrendered or exchanged.

     7.5 Payment. The Option Price shall be payable in full upon the exercise of any Option, and an Option Agreement at the discretion of the Committee can provide for the payment of the Option Price:

          (a) in cash or by a check acceptable to the Committee,

          (b) in Stock which has been held by the Key Employee for a period acceptable to the Committee and which Stock is otherwise acceptable to the Committee,

          (c) through a broker facilitated exercise procedure acceptable to the Committee, or

          (d) in any combination of the three methods  described in this Section
     7.5 which is acceptable to the Committee.

Any payment made in Stock shall be treated as equal to the Fair Market Value of such Stock on the date the properly endorsed certificate for such Stock is delivered to the Committee.

     7.6 Exercise Period. Any ISO granted to a Key Employee who is not a Ten Percent Shareholder is not exercisable after the expiration of ten (10) years after the date the Option is granted. Any ISO granted to a Key Employee who is a Ten Percent Shareholder is not exercisable after the expiration of five (5) years after the dare the Option is trained. The term of any NQO must be specified in the applicable Option Agreement. The date an Option is granted is the date on which the Committee has approved the terms and conditions of the Option

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and has determined the reciPient of the Option and the number of Shares of Stock covered by the Option.

     7.7 Conditions to Exercise of an Option. Each Option granted under the Plan is exercisable by whom, at such time or times, or upon the occurrence of such event or events, and in such amounts as the Committee shall specify in the Option Agreement; provided, however, that subsequent to the grant of an Option, the Committee, at any time before complete termination of the Option, may accelerate the time or times at which such Option may be exercised in whole or in part, including, without limitation, upon a Change in Control and may permit the Key Employee or any other designated person to exercise the Option, or any person thereof, for all or part of the remaining Option term, notwithstanding any provisions in the Option Agreement to the contrary.

     7.8 Termination of an ISO. With respect to an ISO, in the event of termination of employment of a Key Employee, the Option or portion thereof held by the Key Employee which is unexercised will expire, terminate, and become exercisable no later than the expiration of three (3) months after the date of termination of employment; provided, however, that in the case of a holder whose termination of employment is due to death or Disability, one (1) year shall be substituted for such three (3) month period. For purposes of this Section 7.8, termination of employment by the Key Employee will not be deemed to have occurred if the Key Employee is employed by another corporation (or a parent or subsidiary corporation of such other corporation) which has assumed the ISO of the Key Employee in a transaction to which Code Section 424(a) is applicable.

     7.9 Special Provisions for Certain Substitute Options. Notwithstanding anything to the contrary in Section 7, any Option issued in substitution for an option previously issued by another entity, which substitution occurs in connection with a transaction to which Code Section 424(a) is applicable, may provide for an exercise price computed in accordance with Code Section 424(a) and the regulations thereunder and may contain such other terms and conditions as the Committee may prescribe to cause substitute Option to contain as nearly as possible the same terms and conditions (including the applicable vesting and termination provisions) as those conditions in the previously issued option being replaced thereby.

     7.10 Nontransferability. Except to the extent the Committee deems permissible under Section 422(b) of the Code and Rule 16b-3 and consistent with the best interests of the Company neither an Option granted under this Plan for any related surrender rights nor any SAR shall be transferable by a Key Employee other than by will or by the laws of descent and distribution, and such Option and any such surrender rights and any such SAR shall be exercisable during a Key Employee's lifetime only by the Key Employee. The person or persons to whom an Option or a SAR is transferred by will or by the laws of descent end distribution thereafter shall be treated as the Key Employee under this Plan.

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     7.11 SARs and Surrender Rights.

          (a) SARs. The Committee acting in its absolute discretion may grant a Key Employee a SAR which will give the Key Employee the right to the appreciation in one, or more than one, share of Stock, and any such appreciation shall be measured from the related SAR Share Value. The Committee shall have the right to make any such grant subject to such additional terms as the Committee deems appropriate, and such terms shall be set forth in the related SAR Agreement.

          (b) Option Surrender Rights. The Committee acting in its absolute discretion also may incorporate a provision in an Option Agreement to give a Key Employee the right to surrender his or her Option in whole or in part in lieu of the exercise (in whole or in part) of that Option to purchase Stock on any date that

               (1) the Fair Market Value of the Stock subject to such Option exceeds the Option Price for such Stock, and

               (2) the Option to purchase such Stock is otherwise exercisable.

          (c) Procedure. The exercise of a SAR or a surrender right in an Option shall be effected by the delivery of the related SAR. Agreement or Option Agreement to the Committee (or to its delegate) together with a statement signed by the Key Employee which specifies the number of shares of Stock as to which the Key Employee, as appropriate, exercises his or her SAR or exercises his or her right to surrender his or her Option and (at the Key Employee's option) how he or she desires payment to be made with respect to such shares.

          (d) Payment. A Key Employee who exercises his or her SAR or right to surrender his or her Option shall (to the extent consistent with the exemption under Rule 16b-3) receive a payment in cash or in Stock, or in a combination of cash and Stock, equal in amount on the date such exercise is effected to: (i) the number of shares of Stock with respect to which as applicable, the SAR or the surrender right is exercised times (ii) the excess of the Fair Market Value of a share of Stock on such date over, as applicable, the SAR Share Value for a share of Stock subject to the SAR or the Option Price for a share of stock subject to an Option. The Committee acting in its absolute discretion shall determine the form and timing of such payment, and the Committee shall have the right (1) to tab into account whatever factors the Committee deems appropriate under the circumstances, including any written request made by the Key Employee and delivered to the Committee (or to its delegate) and (2) to forfeit a Key Employ's right to payment of cash in lieu of a fractional share of stock if the Committee deems such forfeiture necessary in order for the surrender of his or her Option under this Section 7.11 to come within the exemption under Rule 161b-3. Any cash payment under this Section 7.11 shall be made from the Company's general assets, and a Key Employee shall be no more than a general and unsecured creditor of the Company with respect to such payment.


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


          (e) Restrictions. Each SAR Agreement and each Option Agreement which incorporates a provision to allow a Key Employee to surrender his or her Option shall incorporate such additional restrictions on the exercise of such SAR or surrender right as the Committee deems necessary to satisfy the conditions to the exemption under Rule 16b-3.


                           SECTION 8. RESTRICTED STOCK

     8.1 Committee Action. The Committee acting in its absolute discretion shall have the right to grant Restricted Stock to Key Employees under this Plan from time to time. However, no more than 250,000 shares of Stock shall be granted as Restricted Stock from the shares otherwise available for grants under this Plan. Each Restricted Stock grant shall be evidenced by a Restricted Stock Agreement, and each Restricted Stock Agreement shall set forth the conditions, if any, which will need to be timely satisfied before the grant will be effective and the conditions, if any, under which the Key Employee's interest in the related Stock will be forfeited.

     8.2 Effective Date. A Restricted Stock grant shall be effective (a) as of the date set by the Committee when the grant is made or, if the grant is made subject to one, or more than one, condition, (b) as of the date the Committee determines that such conditions have been timely satisfied.

     8.3 Conditions.

          (a) Grant Conditions. The Committee acting in its absolute discretion may make the grant of Restricted Stock to a Key Employee subject to the satisfaction of one, or more than one, objective employment, performance or other grant condition which the Committee deems appropriate under the circumstances for Key Employees generally or for a Key Employee in particular, and the related Restricted Stock Agreement shall set forth each such condition and the deadline for satisfying each such grant condition. If a Restricted Stock grant will become effective only upon the satisfaction of one, or more than one, condition, the related shares of Stock shall be unavailable under Section 3 for the period which begins on the date as of which such grant is made and, if a Restricted Stock grant fails to become effective In whole or in part under Section 8.2, such period shall end on the date of such failure (i) for the related shares of Stock subject to such grant (if the entire grant fails to become effective) or (ii) for the related shares of Stock subject to that part of the grant which fails to become effective (if only part of the grant fails to become effective). If such period ends for any such shares of Stock, such shares shall be treated under Section 3 as forfeited at the end of such period and shall again become available under Section 3.

          (b) Forfeiture Conditions. The Committee may make each Restricted Stock grant (if, when and to the extent that the grant becomes effective) subject to one, or more than one, objective employment, performance or other forfeiture condition which the Committee acting in its absolute discretion deems appropriate under the circumstances for Key Employees

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     generally or for a Key Employee in particular,  and the related  Restricted
     Stock Agreement shall set forth each such condition and the deadline for satisfying each such forfeiture condition. A Key Employee's nonforfeitable interest in the shares of Stock related to a Restricted Stock grant shall depend on the extent to which each such condition is timely satisfied. Each share of Stock related to a Restricted Stock grant shall again become available under Section 3 after such pant becomes effective if such share is forfeited as a result of a failure to timely satisfy a forfeiture condition, in which event such share of Stock shall again become available under Section 3 as of the date of such failure. A Stock certificate shall be issued (subject to the conditions, if any, described in this Section 8.3(b) and Section 8.4) to, or for the benefit of, the Key Employee with respect to the number of shares for which a grant has become effective as soon as practicable after the date the grant becomes effective.

     8.4 Dividends and Voting Rights.

          (a) Each Restricted Stock Agreement shall state whether the Key Employee shall right receive any cash dividends which are paid with respect to his or her Restricted Stock after the date his or her Restricted Stock grant has become effective and before the first day that the Key Employee's interest in such stock is forfeited completely or becomes completely nonforfeitable. If a Restricted Stock Agreement provides that a Key Employee has no right to receive a cask dividend when paid, such agreement shall set forth the conditions, if any, under which the Key Employee will be eligible to receive one, or more than one, payment in the future to compensate the Key Employee for the fact that he or she had no right to receive any cash dividends on his or her Restricted Stock when such dividends were paid. If a Restricted Stock Agreement calls for any such payments to be made, the Company shall make such payments from the Company's general users, and the Key Employee shall be no more than a general and unsecured creditor of the Company with respect to such payment&

          (b) If a Stock dividend is declared on such a share of Stock after the grant is effective but before the Key Employee's interest in such Stock has been forfeited or has become nonforfeitable, such Stock dividend shall be treated as pert of the grant of the related Restricted Stock, and a Key Employee's interest in such Stock dividend shall be forfeited or shall become nonforfeitable at the same time as the Stock with respect to which the Stock dividend was paid is forfeited or becomes nonforfeitable.

          (c) If a dividend is paid other than in cash or Stock, the disposition of such dividend shall be made in accordance with such rules as the Committee shall adopt with respect to each such dividend.

          (d) A Key Employee shall have the right to vote the Stock related to his or her Restricted Stock grant after the grant is effective with respect to such Stock but before his or her interest in such Stock has been forfeited or has become nonforfeitable.

     8.5 Satisfaction of Forfeiture Conditions. A share of Stock shall cease to be Restricted Stock at such time as a Key Employee's interest in such Stock becomes nonforfeitable under this Plan, and the certificate representing such share shall be reissued as soon as practicable thereafter without any further restricitions related to
Section 8.3(b) or Section 8.4 and shall be transferred to the Key Employee.


             SECTION 9. SECURITIES REGISTRATION AND ESCROW OF SHARES

     9.1 Securities Registration. Each Option Agreement, SAR Agreement and Restricted Stock Agreement shall provide that, upon the receipt of shares of Stock as a result of the exercise of an Option (or any related surrender right) or a SAR or the satisfaction of the forfeiture conditions under a Restricted Stock Agreement, the Key Employee shall, if so requested by the Company, hold such shares of Stock for investment and not with a view of resale or distribution to the public and, if so requested by the Company, shall deliver to the Company a written statement satisfactory to the Company to that effect. As for Stock issued pursuant to this Plan, the Company at its expense shall take such action as it deems necessary or appropriate to register the original issuance of such Stock to a Key Employee under the Securities Act of 1933, as amended, or under any other applicable securities laws or to qualify such Stock for an exemption under any such laws prior to the issuance of such Stock to a Key Employee; however, the Company shall have no obligation whatsoever to take any such action in connection with the transfer, resale or other disposition of such Stock by a Key Employee.

     9.2 Escrow of Shares. Any certificates representing the shares of Stock issued under the Plan shall be issued in the Key Employee's name, but, if the applicable Option Agreement, SAR Agreement or Restricted Stock Agreement (the "Agreements") so provides, the shares of Stock will be held by a custodian designated by the Committee (the "Custodian"). Each applicable Agreement providing for the transfer of shares of Stock to the Custodian shall appoint the~ Custodian as attorney-in-fact for the Key Employee for the term specified in the applicable Agreement, with full power and authority in the Key Employee's name, place and stead to transfer, assign and convey to the Company any shares of Stock held by the Custodian for such Key Employee, if the Key Employee forfeits the shares of Stock under the terms of the applicable Agreement. During the period that the Custodian holds the shares subject to this Section, the Key Employee will be entitled to all rights, except as provided in the applicable. Agreement, applicable to shares of Stock not so held. Subject to Section 8.4 of this Plan, any dividends declared on shares of Stock held by the Custodian will, as the Committee may provide on the applicable Agreement, be paid directly to the Key Employee or, in the alternative, be retained by the Custodian or by the Company until the expiration of the term specified in the applicable Agreement and will then be delivered, together with any proceeds, with the shares of Stock to the Key Employee or to the Company, as applicable.


                            SECTION 10. LIFE OF PLAN

     No Option or SAR or Restricted Stock shall be granted under this Plan after the earlier of

          (1) December 31, 2006, in which event this Plan otherwise thereafter shall continue in effect until all outstanding Options (and any related surrender rights) and SARs have been exercised in full or no longer are exercisable and all Restricted Stock grants under this Plan have been forfeited or the forfeiture conditions on the related Stock have been satisfied in full, or

          (2) the date on which all of the Stock reserved under Section 3 of this Plan has (as a result of the exercise of all Options (and any related surrender rights) and all SARs granted under this Plan or the satisfaction of the forfeiture conditions on Restricted Stock) been issued or no longer is available for use under this Plan, in which event this Plan also shall terminate on such date.

                             SECTION 11. ADJUSTMENT

     The number of shares of Stock reserved under Section 3 of this Plan, the number of shares of Stock related to Restricted Stock grants under this Plan and any related grant conditions and forfeiture conditions, the number of shares of Stock subject to Options granted under this Plan and the Option Price of such Options and the SAR Grant Value and the number of shares of Stock related to any SAR all shall be adjusted by the Board in an equitable manner to reflect any change in the capitalization of the Company, including, but not limited to, such changes as stock dividends or stock splits. Furthermore, the Board shall have the right to adjust (in a manner which satisfies the requirements of Section 424(a) of the Code) the number of shares of Stock reserved under Section 3 of this Plan, the number of shares of Stock related to Restricted Stock grants under this Plan and any related grant conditions and forfeiture conditions, the number of shares subject to Options granted under this Plan and the Option Price of such Options and the SAR Grant Value and the number of shares of Stock related to any SAR in the event of any corporate transaction described in
Section 424(a) of the Code which provides for the substitution or assumption of such Options, SARs or Restricted Stock grants. If any adjustment under this
Section 11 would create a fractional share of Stock or a right to acquire a fractional share of Stock, such fractional share shall be disregarded and the number of shares of Stock reserved under this Plan and the number subject to any Options or related to any SARs or Restricted Stock grants under this Plan shall be the next lower number of shares of Stock, rounding all fractions downward. An adjustment made under this Section 11 by the Board shall be conclusive and binding on all affected persons and, further, shall not constitute an increase in the "number of shares reserved under Section 3" within the meaning of Section 13(1) of this Plan.

                          SECT1ON 12. CHANGE IN CONTROL

     If there is a Change in Control and the Board determines that no adequate provision has been made as part of such Change in Control for either the assumption of the Options, SARs and Related Stock grants outstanding under this Plan or for the granting of comparable, substitute stock options, stock appreciation fights and restricted stock grants,
(1) each outstanding Option and SAR at the direction and discretion of the Board
(a) may (subject to such conditions, if any, as the Board deems appropriate under the circumstances) be cancelled unilaterally by the Company in exchange for the number of whole shares of Stock (and cash in lieu, of a fractional share), if any, which each Key Employee would have received if on the date set by the Board he or she had exercised his or her SAR in full or if he or she had exercised a right to surrender his or her outstanding Option in full under
Section 7.11 of this Plan or (b) may be cancelled unilaterally by the Company if the Option Price or SAR Share Value equals or exceeds the Fair Market Value of a share of Stock on such date and (2) the grant conditions, if any, and forfeiture conditions on all outstanding Restricted Stock grants may be deemed completely satisfied on the date set by the Board.

                      SECTION 13. AMENDMENT OR TERMINATION

     This Plan may be amended by the Board from time to time to the extent that the Board deems necessary or appropriate; provided, however, that any such amendment may be conditioned on shareholder approval if the Committee determines such approval is necessary or advisable for securities of tax purposes. The Board also may suspend the granting of Options, SARs and Restricted Stock under this Plan at any time and may terminate this Plan at any time; provided, however, the Company shall not have the right to modify, amend or cancel any Option, SAR or Restricted Stock granted before such suspension or termination unless (1) the Key Employee consents in writing to such modification, amendment or cancellation or (2) there is a dissolution or liquidation of the Company or a transaction described in Section 11 or Section 12 of this Plan.

                            SECTION 14. MISCELLANEOUS

     l4.1 Shareholder Rights. No Key Employee shall have any rights as a shareholder of the Company as a result of the grant of an Option or a SAR under this Plan or his or her exercise of such Option or SAR pending the actual delivery of the Stock subject to such Option to such Key Employee, subject to
Section 8.4, a Key Employee's rights as a shareholder in the shares of Stock related to a Restricted Stock grant which is effective shall be set forth in the relaxed Restricted Stock Agreement.

     14.2 No Contract of Employment. The grant of an Option, SAR or Restricted Stock to a Key Employee under this Plan shall not constitute a contract of employment and shall not confer on a Key Employee any rights upon his or her termination of employment in addition to those rights, if any, expressly set forth in the Option Agreement which evidences his or her Option, the SAR
Agreement which evidences his or her SAR or the Restricted Stock Agreement related to his or her Restricted Stock.

     14.3 Withholding. The Company shall deduct from all cash distributions under the Plan any taxes required to be withheld by federal, state or local government. Whenever the Company proposes or is required to issue or transfer shares of Stock under the Plan, the Company shall have the right to require the recipient to remit to the Company an amount sufficient to satisfy any federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such shares. A Key Employee may pay the withholding tax in cash, or, if the applicable Option Agreement, SAR Agreement or Restricted Stock Agreement provides, a Key Employee may elect to have the number of shares of Stock he is to receive reduced by the smallest number of whole shares of Stock which, when multiplied by the Fair Market Value of the shares of Stock determined as of the Tax Date (defined below), is sufficient to satisfy federal, state and local if any, withhoLding taxes arising from exercise or payment of a grant under this Plan (a "Withholding Election"); A Key Employee may make a Withholding Election only if both the following conditions are met:

          (a) The Withholding Election must be made on or prior to the date on which the amount of tax required to be withheld is determined (the "Tax Date") by executing and delivering to the Company a properly completed notice of Withholding Election as prescribed by the Committee; and

          (b) Any Withholding Election made will be irrevocable except on six months advance written notice delivered to the Company; however, the Committee may in its sole discretion disapprove and give no effect to the Withholding Election.

     14.4 Construction. This Plan shall be construed under the laws of the State of Georgia, to the extent not preempted by federal law, without reference to the principles of conflict of laws.

     14.5 Cash Awards. The Committee may, at any time and in its discretion, grant to any holder of an incentive granted under this Plan the right to receive, at such times and in such amounts as determined by the Committee in its discretion, a cash amount which is intended to reimburse such person for all or a portion of the federal, state and local income taxes imposed upon such a person as a consequence of the receipt of the incentive granted under this Plan or the exercise of rights thereunder.

     14.6 Compliance with Code. All ISOs to be granted hereunder are intended to comply with Code Section 422, and all provisions of the Plan and all ISOs granted hereunder shall be construed in such manner as to effectuate that intent.

     14.7 Non-alienation of Benefits. Other than as specifically provided with regard to the death of a Key Employee, no benefit under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge; and any attempt to do so shall be void. No such benefit shall, prior to receipt by the Key Employee, be in any manner liable for or subject to the debts, contracts, liabilities, engagements or torts of the Key Employee.

     14.8 Listing and Legal Compliance. The Committee may suspend the exercise or payment of any incentive granted under this Plan so long as it determines that securities exchange listing or registration or qualification under any securities laws is required in connection therewith and has not been completed on terms acceptable to the Committee.

     14.9 Effective Date of Plan. The Plan shall become effective upon the date the Plan is approved by the stockholders of the Company.






                                    HUGHES SUPPLY, INC.



                                    By: /s/ J. Stephen Zepf
                                       ----------------------------------------
                                            J. Stephen Zepf

                                    Title: Treasurer and Chief Financial Officer
                                           -------------------------------------


ATTEST:


By: /s/ Benjamin P. Butterfield
   ------------------------------------

Title: Secretary and General Counsel
      ---------------------------------

              [CORPORATE SEAL]